Exhibit (p)(47)

Brandywine Global Investment Management, LLC

CODE OF ETHICS

October 2020

TABLE OF CONTENTS

I.	Introduction		1

	A.	Individuals Covered by the Code	1
	B.	Other Codes of Ethics	1
	C.	Standards of Business Conduct	1

II.	Effecting Personal Securities Transactions		2

	A.	Prohibited Securities Transactions	2
	B.	Holdings Periods	3
	C.	Pre-Clearance Requirements	3
	D.	Exceptions to Pre-Clearance Requirements	4
	E.	Special Rules Governing Transaction in Reportable Funds	6

III.	Acknowledgement, Disclosure of Accounts and
	Reporting of Holdings and Transactions		6

	A.	Acknowledgment of Receipt and Certification	6
	B.	Disclosure of Accounts	7
	C.	New Disclosable Accounts	7
	D.	Holdings and Transaction Reports	7
	E.	Exceptions to the Reporting Requirements	8

IV.	Code Administration and Enforcement		8

	A.	Duty to Report Code Violations	8
	B.	Exceptions to the Code	8
	C.	Sanctions	9
	D.	Availability of Reports	9

V.	Definitions		9

APPENDICIES

I.	Introduction

A.

Individuals Covered by the Code. This Code of Ethics (“Code”)[1] applies to all Brandywine Global Investment Management, LLC (“BGIM”) employees, officers and directors; the employees, officers and directors of BGIM’s foreign companies; as well as anyone else specifically designated and notified by the BGIM Chief Compliance Officer (“CCO”). All persons covered by the Code are referred to herein as “Access Persons”. Temporary staff, consultants, and interns will be reviewed on a case-by-case basis by the CCO or designee to determine whether or not they will be deemed Access Persons.

B.

Other Codes of Ethics. Members of the BGIM board of managers or other individuals who are Access Persons under the Code, but are employed principally by a Franklin Resources, Inc. (“FRI”) affiliated entity are subject to, and monitored through the processes of, the code of ethics applicable to employees of that entity.

C.

Standards of Business Conduct. This Code is based on the principle that BGIM owes a fiduciary duty to its clients, and that all Access Persons must therefore avoid activities, interests and relationships that may (i) present a conflict of interest, or the appearance of a conflict of interest, with BGIM’s clients, or (ii) otherwise interfere with BGIM’s ability to make decisions in the best interests of any of its clients. In particular, Access Persons must at all times comply with the following standards of business conduct:

1.

Compliance with Applicable Law. Access Persons must understand and comply with their obligations under “Federal Securities Laws”. Each Access Person is responsible to know, understand and follow the laws and regulations that apply to his or her responsibilities on behalf of BGIM.

2.

Clients Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of clients. For example, an Access Person may not induce or cause a client to take action, or not take action, for the Access Person’s personal benefit at the expense of a client’s best interest.

3.

Avoiding Taking Advantage. Access Persons may not use their knowledge of BGIM’s investment activities or client portfolio holdings to profit from the market effect of such activities or to engage in short-term or other abusive trading in a “Reportable Fund”. (The list of Reportable Funds is available on the Compliance & Legal intranet site).

4.

Avoid Other Inappropriate Relationships or Activities. Access Persons should avoid relationships or activities that could call into question the Access Person’s ability to exercise independent judgment in the best interests of BGIM’s clients.

5.	Investment Opportunities. Access Persons must offer any appropriate investment opportunities to the Firm’s clients before they may take personal advantage of such opportunities.

[1]	Unless defined when used, all capitalized terms used in this Code of Ethics are defined in Section V below.

6.

Avoid Undue Influence. Access Persons should not cause or attempt to cause client accounts to purchase, sell, or hold an investment in a manner calculated to create personal benefit to the Access Person.

7.

Observe the Spirit of the Code. Doubtful situations should be resolved in favor of BGIM’s clients. Technical compliance with the Code will not automatically insulate from scrutiny any personal securities transaction or other course of conduct that might indicate an abuse of these governing principles.

II.	Effecting Personal Securities Transactions

A.	Prohibited Securities Transactions. Access Persons are subject to the following restrictions on their personal trading activity.

1.

Inside Information. Access Persons are prohibited from engaging in any transaction in a “Security” (or an “Equivalent Security”) at a time when the Access Person is in possession of material non-public information (also referred to as “Inside Information”) regarding the Security or the issuer of the Security. (A copy of the “Inside Information” policy addressing the procedures to follow when a BGIM employee may be in possession of such information can be found in the BGIM Compliance Policies and Procedures Manual (the “Manual”) available on the Compliance intranet site).

2.

Knowledge. Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) requiring pre-clearance at a time when the Access Person has knowledge that BGIM has a pending order for, or is considering the purchase or sale of, the Security.

3.

Pre-Clearance Required. Access Persons are prohibited from engaging in any “Securities Transaction” without obtaining the appropriate pre-clearance as set forth in this Code (unless the transaction is subject to an exemption from pre-clearance as set forth in this Code).

4.

Seven-Day Blackout. Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) that requires pre-clearance within the seven calendar days prior to or following a purchase or sale of the same Security (or an Equivalent Security) in a client account.

5.

Use of Preferred Brokers. Any new account in which a Securities Transaction can be effectuated must be opened at a “Preferred Broker”. Any Access Person who maintains an account at a financial institution other than one of BGIM’s Preferred Brokers is prohibited from engaging in more than 12 Securities Transactions per quarter. (A list of BGIM’s Preferred Brokers is available on the Compliance intranet site).

6.

Commodities and Futures Transactions. Access Persons effectuating commodities and futures transactions must do so through Interactive Brokers as this Preferred Broker has the ability to provide an automated feed for commodities and futures transactions.

7.

Franklin Resources, Inc. Stock. Access Persons are prohibited from engaging in short sale transactions in Franklin Resources, Inc. (NYSE: BEN) securities and securities issued by any closed-end fund sponsored or advised by FRI subsidiaries. Equivalent Securities transactions, whether in the form of call or put options, swap transactions or other derivative transactions, that would result in an Access Person having a net short exposure to BEN securities (or any closed-end fund sponsored or advised by FRI subsidiaries) are also prohibited.

B.	Holdings Periods. Access Persons are subject to the following limitations:

1.	Any Reportable Fund sub-advised by Brandywine Global, including open-end and closed-end funds or ETFs, must be held for at least 60 calendar days.

2.

There is no holdings period for transactions in any ETF, option on an ETF, ETN, option on an ETN, money market fund, or transactions involving futures on (i) commodities, (ii) indices, (iii) currencies, (iv) bonds, and (iv) interest rates described in Section II.D.3.

3.	Any Security not specifically referenced above must be held for at least 30 calendar days unless selling at a loss.

C.	Pre-Clearance Requirements

1.

Protegent PTA Pre-Clearance. All Access Persons must submit Securities Transaction pre-clearance requests through “Protegent PTA”. In the event that an Access Person is unable to access Protegent PTA, or Protegent PTA is otherwise unable to accommodate the pre-clearance request, requests for such pre-clearance shall be submitted to the CCO or designee on the “Personal Securities Transaction Request Form” (See Appendix A).

2.	Transactions Requiring Special Pre-Clearance. Access Persons are prohibited from engaging in the following types of transactions without prior written approval.

a.

Initial Public Offering (“IPO”). Access Persons are prohibited from acquiring a “Beneficial Interest” in a Security through an IPO without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “IPO Pre-Approval Form” (See Appendix B).

b.

Private Placement. Access Persons are prohibited from acquiring a Beneficial Interest in a Security through a “Private Placement” without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “Private Placement Pre-Approval Form” (See Appendix C).

c.

BGIM Commingled Vehicles and Hedge Funds. Access Persons are prohibited from acquiring a Beneficial Interest in a commingled vehicle, hedge fund or other privately offered fund managed by BGIM without the prior written approval of the Compliance Department. Requests for such approval shall be submitted to the CCO on the “BGIM Private Fund Pre-Approval Form” (See Appendix D).

3.	Length of Pre-Clearance Approval.

a.

Authorization for a Securities Transaction is effective until the earliest of: (i) its revocation by the CCO or designee, (ii) the moment the Access Person learns that the information provided pursuant to the pre-clearance request is not accurate, or (iii) the end of the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until midnight on that same Monday).

b.	If the order for a Securities Transaction is not placed within that period, a new pre-clearance request must be approved before the Securities Transaction can be placed.

c.

If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order or “good ‘til cancelled” order), it is the responsibility of the Access Person to obtain a new pre-clearance approval.

4.

De Minimis Transactions. Pre-clearance will generally be granted for a Securities Transaction (or series of Securities Transactions) that involves 1,000 shares or less of an equity security executed over a 30-day period if the issuer of the Security has a market capitalization of $5 billion or more. Under no circumstances may an Access Person enter into a Securities Transaction, even if de minimis as defined herein, if: (i) the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security; (ii) the Access Person knows that BGIM is or may be considering a purchase or sale of such Security (or an Equivalent Security) on behalf of a client; (iii) the Access Person knows that BGIM is in the process of acquiring or selling that Security (or an Equivalent Security) on behalf of a client; or (iv) the transaction would violate the prohibition on short-term trading set forth above in Section II.B.

5.	No Explanation Required for Refusals. An Access Person is not required to receive an explanation for a refusal to authorize any Securities Transaction.

D.	Exceptions to Pre-Clearance Requirements. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from pre-clearance:

1.

Open-End Mutual Funds, ETFs and ETNs. Any purchase or sale of a Security issued by any registered open-end investment company (including a college savings plan established under Section 529(a) of the Internal Revenue Code known as a “Section 529 Plan”), shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated U.S. open-end funds, any exchange-traded fund that invests in a broad-based index or sector, or any exchange-traded note linked to a market index or other benchmark. (While exempt from pre-clearance, however, transactions in Reportable Funds are subject to trading restrictions and must be reported, as set forth below).

2.	Closed-End Mutual Funds. Any Securities Transaction involving closed end mutual funds unless it is advised or sub-advised by BGIM.

3.

Certain Commodities and Futures Transactions: Any Securities Transaction involving futures on (i) commodities, (ii) indices; (iii) the following currencies: Australian dollar, British pound sterling, Canadian dollar, Danish krone, Euro, Japanese yen, New Zealand dollar, Norwegian krone, Swedish krona, Swiss franc, United States dollar; or (iv) interest rates and bonds issued by the following countries: Belgium, Canada, France, Germany, Italy, Japan, Netherlands, Sweden, Switzerland, United Kingdom and the United States. Any Securities Transaction that results from a futures position being automatically “rolled” is also exempt from pre-clearance.

4.

“Managed Account” Transactions. Securities Transactions in which the Access Person has no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and has no right to intervene in the trustee or asset manager’s decisions.

5.	Certain Corporate Actions. Securities Transactions pursuant to the following types of corporate actions:

a.    Any acquisition of a Security through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of the Security.

b.    Any acquisition of a Security through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue.

c.    Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

6.

Automatic Investment Plans. Any Securities Transaction pursuant to an “Automatic Investment Plan”, except where such Plan has been overridden. For example, automatic purchases in an employee stock purchase plan do not require pre-clearance; however, sales of shares from an employee stock purchase plan do require pre-clearance as the instruction is an override of the plan by the Access Person.

7.

Involuntary Options-Related Activity. Any acquisition or disposition of an underlying Security in connection with an option-related transaction that has previously received pre-clearance. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying Security.

8.	Options on Broad-Based Indices, ETFs or ETNs. Any Securities Transaction involving options on broad-based indices, ETFs, or ETNs.

9.

Other Exempt Transactions. Any Securities Transaction involving direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

E.	Special Rules Governing Transactions in Reportable Funds

1.

Market Timing in Reportable Funds. Access Persons are prohibited from using knowledge of the portfolio holdings of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Reportable Fund that may conflict with the best interests of the fund or its shareholders.

2.	Exemptions. The following Securities Transactions involving Reportable Funds are exempt from the sixty-day holding period as set forth in Section II.B:

a.	Money Market Funds. Securities Transactions in any Reportable Funds that are money market funds.

b.

Managed Account Transactions. Securities Transactions in which the Access Person has no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and has no right to intervene in the trustee or asset manager’s decisions.

c.	Automatic Investment Plans. Securities Transactions in Reportable Funds pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

III.	Acknowledgement, Disclosure of Accounts and Reporting of Holdings and Transactions

A.

Acknowledgment of Receipt and Certification. Within 10 calendar days of becoming an Access Person under this Code, each Access Person shall acknowledge that he or she has received and reviewed a copy of the Code. In addition, each Access Person shall acknowledge on such certification that he or she has received a copy and will abide by the terms of the current Manual. Such acknowledgment, certification and other reportable information, shall initially be provided on the “Acknowledgment of Receipt of Code of Ethics and Certification” (See Appendix E). Thereafter, no less frequently than annually, each Access Person shall give the same acknowledgement and certify that he or she has complied with all applicable provisions of the Code and will abide by the terms of the Manual. Such acknowledgement, certification and other reportable information shall be submitted through Protegent PTA.

B.

Disclosure of Accounts. Within 10 calendar days of becoming an Access Person under this Code, each Access Person must disclose the existence of each account in which Securities Transactions can be effectuated and in which the Access Person has a Beneficial Interest (each a “Disclosable Account”). By way of example, Disclosable Accounts include, but are not limited to:

1.	brokerage accounts held at a Preferred Broker;

2.	brokerage accounts held at a non-Preferred Broker;

3.	employee stock purchase plan accounts for the purchase of FRI (or other) securities (e.g., former employers or spouse’s employer);

4.	individual retirement accounts (“IRA”);

5.	401(k) or 403(b) accounts (e.g., current 401(k), former employer 401(k), spouse’s 401(k));

6.	Automatic Investment Plan accounts;

7.	Section 529 Plan accounts;

8.	Managed Accounts;

9.	accounts that hold only non-Reportable Funds and in which no other type of Security may be held (“Mutual Fund-Only Account”);

10.	accounts for the exercise of FRI (or other) stock options;

11.	any of the foregoing accounts held by an “Immediate Family” member living in the same household as the Access Person.

C.	New Disclosable Accounts. An Access Person wishing to open a new Disclosable Account must provide to the Compliance Department the information requested on the “Account Change Form” (See Appendix F).

D.	Holdings and Transaction Reports

1.

Initial and Annual Holdings Reports. Within 10 calendar days of becoming an Access Person, and annually thereafter, each Access Person must supply the Compliance Department with a list of all “Reportable Securities” in which the Access Person has a Beneficial Interest. (“Holdings Report”). The information in the Holdings Report must be current as of a date not more than 45 days prior to the individual’s becoming an Access Person or, for annual reports, not more than 45 days prior to the date the annual Holdings Report is submitted.

2.

Quarterly Transaction Reports. Access Persons must report all Securities Transactions to the Compliance Department on a quarterly basis. In order to satisfy this obligation, an Access Person may either: (i) maintain his or her accounts at a Preferred Broker; (ii) arrange for the delivery of duplicate copies of confirmations or periodic account statements directly to the Compliance Department; or (iii) for Securities Transactions that do not otherwise appear on an account statement, report the Securities Transaction to the Compliance Department within 30 days after the end of the calendar quarter in which the transaction took place.

E.

Exceptions to the Reporting Requirements. Notwithstanding the obligation to report all Securities Transactions to the Compliance Department on a quarterly basis, Access Persons are not required to provide duplicate copies of confirmations or periodic account statements, and need not report individual Securities Transactions, for the following types of accounts. However, the existence of such accounts must be disclosed in accordance with Section III.A., above, and copies of statements must be made available for review at the specific request of the CCO.

1.	accounts held at a Preferred Broker;

2.	FRI employee stock purchase plan accounts;-

3.	FRI stock option accounts;

4.	FRI 401(k) accounts;

5.	other 401(k), 403(b) and Section 529 accounts if these accounts can only hold Mutual Funds that are not Reportable Funds;

6.	Automatic Investment Plan accounts;

7.	Managed Accounts; and

8.	Mutual Fund-Only Accounts.

IV.	Code Administration and Enforcement

A.

Duty to Report Code Violations. It is the responsibility of all Access Persons to report promptly any suspected or actual violation of this Code to the CCO, the Compliance Committee or any member of the Compliance Committee or Compliance Department. Such reports may be oral or in writing, need not be signed and may be anonymous. BGIM will not retaliate or allow its Access Persons to retaliate against any Access Person who, in good faith, reports a suspected violation of the Code.

B.

Exceptions to the Code. Unless otherwise noted herein, exceptions to the limitations set forth in this Code may only be granted by the CCO (or designee) in such circumstances as the CCO (or designee) concludes are appropriate and pursuant to such conditions as the CCO (or designee) determines are necessary. Such exceptions will only be granted if the CCO (or designee) concludes that the contemplated action does not pose a material conflict of interest of the nature sought to be mitigated or eliminated by this Code. Without limiting the generality of the foregoing, the CCO (or designee) will review each trade restricted by the seven-day blackout period set forth in Section II.A.4 above and make a determination as to whether to grant a waiver from the seven-day restriction for such trade based on the standards set forth in this Section IV.B.

C.

Sanctions. The Compliance Committee may impose sanctions or take other action against an Access Person who violates this Code. Possible sanctions or actions may include, but are not limited to, written warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment. In the event that the Compliance Committee requires forfeiture of profits from an improper Securities Transaction, the Compliance Committee shall compute the amount of any profit to be forfeited and may require donation of the forfeited amount to a charitable organization of the Compliance Committee’s choosing. Such donations shall not result in any net tax benefit to the Access Person.

D.

Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (a) the Compliance Department, (b) the Compliance Committee, (c) the Access Person’s department manager, (d) the BGIM Board of Managers, (e) parent company employees, examiners, or auditors, (f) the chief compliance officer or board of directors of any Reportable Fund, (g) any attorney or agent of the foregoing or of a Reportable Fund, (h) any party to which any investigation is referred by any of the foregoing, (i) the Securities and Exchange Commission, (j) any self-regulatory organization governing the activity involved, (k) any state regulatory authority, or (l) any federal or state criminal authority.

V.	Definitions

When used in the Code, the following terms have the meanings set forth below:

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.

An Access Person is deemed to have a Beneficial Interest in the following:

1.	any Security owned individually by the Access Person;

2.	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

3.	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if:

a.

the Security is held in an account over which the Access Person has decision making authority or otherwise influences and controls (for example, the Access Person acts as trustee, executor, or guardian); or

b.	the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

An Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act of 1940, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to BGIM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes other relationships (whether or not recognized by law) that the BGIM Compliance Department determines could lead to the potential conflicts of interest, diversions of corporate opportunity or appearances of impropriety, which this Code is intended to prevent.

“Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

“Managed Account” means an account where an Access Person has no:

1.	Direct or indirect influence or control over the account(s);

2.	Ability to exercise any investment discretion over the account(s);

3.	Ability to direct purchases or sales of investments in the account(s);

4.	Ability to suggest purchases or sales of investments in the account(s);

5.	Knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and

6.	Right to intervene in the trustee or asset manager’s decisions.

“Preferred Broker” means a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.

“Private Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 of Regulation D thereunder. For the avoidance of doubt, the term “Private Placement” includes investment in any hedge fund, private equity fund, venture capital fund, limited partnership, limited liability company or other privately offered investment vehicle.

“Protegent PTA” means the Protegent Personal Trading Assistant, a web browser-based automated personal trading compliance platform used by the Compliance Department to administer this Code.

“Reportable Fund” means any fund registered under the Investment Company Act that (a) is advised or sub-advised by BGIM, or (b) is advised, sub-advised, or principally underwritten by FRI or any entity controlled or under common control with FRI.

“Reportable Security” means any Security (as defined herein) other than the following:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares issued by open-end funds other than Reportable Funds; and

5.	Shares issued by unit investment trusts that are invested exclusively in unaffiliated open-end funds.

“Securities Transaction” means the purchase, sale, redemption or other transaction in a Security in which an Access Person has or acquires a Beneficial Interest.

“Security” means any security as defined by the Investment Advisers Act of 1940, Investment Company Act of 1940 or any other financial or investment instrument, including stocks, treasury stock, notes, bonds, debentures, closed-end funds, open-end funds, offshore funds, exchange traded funds, hedge funds, limited partnership interests, unit investment trust shares, options (including any put, call or straddle), futures, swaps, warrants, investments in commodities or commodities-related instruments, or any derivative instruments.

Appendix A Personal Securities Transaction Request Form 1. Manual Preclearance (unable to pre-clear in PTA) Exception Request 2. Type of Security Stock Bond Option Other: 3. Name of Security: 4. Symbol or CUSIP: 5. Buy Sell Long Short 6. Number of Shares: 7. Brokerage Firm: 8. Account Number: 9. Are you a registered representative of Legg Mason Investor Services? Yes No 10. In making this pre-clearance request, I hereby certify that: I am not in possession of material non-public information about this Security or the issuer of this Security; I have no knowledge that BGIM has a pending order for, or is considering, the purchase or sale of this Security; I have held this Security for the required holding period; I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and This Securities Transaction request complies with all other applicable provisions of the Code. Note: This “Personal Securities Transaction Request Form” must be signed by the CCO (or designee) prior to order entry. If granted, this approval is effective only until the close of business on the trading day on which it is granted. Access Person’s Signature: Date: *********************************** Approved Denied Compliance Signature: Date: Print Name:

Appendix B
IPO Pre-Approval Form
Name: Date: Department:
1. Name of Security: 2. Symbol or CUSIP: 3. Number of Shares/$ Value: 4. Brokerage Firm:
5. Account Number: 6. Are you a registered representative of Legg Mason Investor Services? Yes No 7. Attach a copy of the prospectus, offering memorandum or similar document.
In making this request, I hereby certify that:
To the best of my knowledge, my participation in the IPO will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;
I am not receiving a personal benefit, in the form of this opportunity to invest in this IPO, for directing client business or brokerage, or by virtue of my position with BGIM;
I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and
I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to order entry.
Access Person’s Signature Date
***********************************
(Continued on page B-2)
October 2020 B-1

Appendix B To be completed by the Compliance Committee: 1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? Yes No 2. Is there any other reason why this investment should be denied? Yes No Approved Denied Compliance Committee Signature: Date: Printed Name: *********************************** To be completed by the Investment Committee: 1. Should the investment opportunity be first offered to eligible clients? Yes No 2. Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person’s position at BGIM? Yes No 3. Does a conflict, or potential conflict, of interest exist with any BGIM client? Yes No 4. Is there any other reason why this investment should be denied? Yes No Approved Denied Investment Committee Signature: Date: Printed Name: October 2020 B-2

Appendix C Private Placement Pre-Approval Form (Includes hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies or other privately offered investment vehicles) Name: Department: Date: 1. Name of corporation, partnership or other entity: 2. Type of security or fund: Hedge Fund Limited Partnership Private Equity Partnership Venture Capital Fund Other: 3. Is this: Initial Investment Subsequent Investment 4. Nature of your planned participation: Stockholder General Partner Limited Partner Other: 5. Planned date of transaction: 6. Size of offering (if a fund, size of fund): 7. Size of your participation: 8. What firm or person is making this offering available to you? 9. What is your relationship with this firm or person? 10. If the organization is a fund – describe the investment objectives of the fund (e.g. value, growth): 11. Will you participate in any investment decisions? Yes No If yes, please describe: 12. Do you plan to solicit or market this investment to others? Yes No 13. Describe how you became aware of this investment opportunity: (Continued on C-2) October 2020 C-1

Appendix C 14. If this is a Limited Partnership, LLC, or other such business opportunity, please briefly describe the nature of the business: 15. Are you a registered representative of Legg Mason Investor Services? Yes No (If yes, a copy of the form will be sent to LMIS Compliance) 16. A copy of the prospectus, offering memorandum, corporate charter, partnership agreement, or similar document must be attached. 17. Additional Comments (if needed): In making this request, I hereby certify that: To the best of my knowledge, my participation in the Private Placement will not misappropriate an investment opportunity that should have been first offered to a client of BGIM; I am not receiving a personal benefit, in the form of this opportunity to invest in this Private Placement, for directing client business or brokerage, or by virtue of my position with BGIM; I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to investing. Access Person’s Signature Date ********************************** (Continued on C-3) October 2020 C-2

Appendix C To be completed by the Compliance Committee: 1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? Yes No 2. Is there any other reason why this investment should be denied? Yes No Approved Denied Compliance Committee Signature: Date: Printed Name: ********************************** To be completed by the Investment Committee: 1. Should the investment opportunity be first offered to eligible clients? Yes No 2. Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person’s position at BGIM? Yes No 3. Does a conflict, or potential conflict, of interest exist with any BGIM client? Yes No 4. Is there any other reason why this investment should be denied? Yes No Approved Denied Investment Committee Signature: Date: Printed Name: October 2020 C-3

Appendix D BGIM Private Fund Pre-Approval Form (Includes Commingled Funds and Hedge Funds) Name: Department: Date: 1. Name of Fund: 2. Type of security or fund: Commingled Vehicle Hedge Fund Other: 3. Is this: Initial Contribution Subsequent Contribution 4. Size of your contribution ($): 5. Do you analyze, recommend or make investment decisions for this fund? Yes No If yes, please describe: Additional Comments (if needed): In making this request, I hereby certify that: To the best of my knowledge, my participation in the fund will not misappropriate an investment opportunity that should have been first offered to a client of BGIM; I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and I understand that I must receive pre-approval in writing from the Compliance Department prior to investing. Access Person’s Signature Date (Continued on D-2) October 2020 D-1

Appendix D To be completed by the Compliance Department: 1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? Yes No 2. Is there any other reason why this investment should be denied? Yes No Approved Denied Compliance Department Signature: Date: Printed Name: October 2020 D-2

Appendix E Acknowledgement of Receipt of Code of Ethics and Certification 1. Acknowledgement I acknowledge that I have received a copy of the most recent BGIM Code of Ethics (the “Code”) and I represent that: a. I have read the Code and I understand that it applies to me and to all Securities Transactions1 in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and I understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code. b. I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section VII.C of the Code) as determined by the Compliance Committee. Possible sanctions or actions may include, but are not limited to, written warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment. c. I will comply with the Code. I also acknowledge that I have received a copy and will abide by the terms of the current BGIM Compliance Policies and Procedures Manual and Franklin Resources, Inc. Code of Ethics and Business Conduct (Note: copies of these documents are always available on the Compliance & Legal Intranet site). 1 All capitalized terms have the same definition as set forth in the Code of Ethics. October 2020 E-1

Appendix E
2. Disclosable Accounts and Securities Holdings
Table 1 — Preferred Broker Accounts
Instructions:
A Preferred Broker account is an account held at a broker/dealer that provides an automated, (A list electronic of the BGIM feed of Preferred Access Person Brokers Securities is available Transaction on the information Compliance directly & Legal into intranet Protegent site) PTA . .
Provide the information requested below for each account held at a Preferred Broker in which you have Beneficial Interest.
You must attach a copy of the most recent account statement(s). ,· Do not leave blank. Indicate “N/A” or “None” if appropriate.
Attach a separate sheet if necessary.
NAME OF BROKER
ACCOUNT TITLE RELATIONSHIP
DEALER, BANK, OR OTHER ACCOUNT acct holder’s name if acct holder is not FINANCIAL NUMBER and (acct type) the Access Person INTERMEDIARY
Ex: Smith Barney Jane Smith (IRA) Spouse xxx-xxxxx
October 2020 E-2

Appendix E
Table 2 — Non-Preferred Broker Accounts
Instructions:
A non-Preferred Broker account is an account held at a broker/dealer that does not provide an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.
Provide the information requested below for each account held at a non-Preferred Broker in which you have Beneficial Interest.
You must attach a copy of the most recent account statement(s). Do not leave blank. Indicate “N/A” or “None” if appropriate.
Attach a separate sheet if necessary.
NAME OF BROKER
ACCOUNT TITLE RELATIONSHIP
DEALER, BANK, OR OTHER ACCOUNT acct holder’s name if acct holder is not FINANCIAL NUMBER and (acct type) the Access Person INTERMEDIARY
Ex: Goldman Sachs Jane Smith (IRA) Spouse xxx-xxxxx
October 2020 E-3

Appendix E
Table 3 – Mutual Fund-Only Accounts
Instructions:
A Mutual Fund-Only account is an account that holds only non-Reportable Funds, and in which no other type of Security may be held. (A list of Reportable Funds is available on the Compliance & Legal intranet site).
Provide the information requested below for each Mutual Fund-Only account in which you have a Beneficial Interest.
You must attach a copy of the most recent account statement(s). Do not leave blank. Indicate “N/A” or “None” if appropriate.
Attach a separate sheet if necessary.
NAME OF BROKER
ACCOUNT TITLE RELATIONSHIP
DEALER, BANK, OR OTHER ACCOUNT acct holder’s name if acct holder is not FINANCIAL NUMBER and (acct type) the Access Person INTERMEDIARY
Ex: Vanguard Jane Smith (IRA) Spouse xxx-xxxxx
October 2020 E-4

Appendix E
Table 4 – Managed Accounts
Instructions:
Provide the information requested below for each Managed Account in which you have a Beneficial Interest.
A Managed Account is an account where you have no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and are neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and have no right to intervene in the trustee or asset manager’s decisions.
You must attach a copy of the most recent account statement(s).
Do not leave blank. Indicate “N/A” or “None” if appropriate.
Attach a separate sheet if necessary.
ACCOUNT TITLE RELATIONSHIP
NAME OF INVESTMENT ACCOUNT acct holder’s name if acct holder is not MANAGER NUMBER and (acct type) the Access Person
Ex: ABC Investment Management Jane Smith Spouse xxx-xxxxx
October 2020 E-5

Appendix E

Table 5 – Other Disclosable Accounts

Instructions:

- Other Disclosable Accounts include any accounts, not previously disclosed in Tables 1 through 4, in which you have a Beneficial Interest and where Securities Transactions can be effectuated.
- Other Disclosable Accounts include (but are not limited to) a FRI employee stock purchase plan account, a spouse's employee stock purchase plan account, the FRI 401(k), a spouse's 401(k) or 403(b) that can **only** hold mutual funds, a Section 529 account for your child, a direct investment program ("DRIP") account, an employee stock option account, or any of these accounts if owned by an Immediate Family member who resides in your household.
- As detailed in Section III.E. of the Code, **you do not need to attach a duplicate statement if the account is:** (i) a FRI employee stock purchase plan account; (ii) a FRI stock option account held at Merrill Lynch; (iii) a FRI 401(k) account; (iv) a 401(k), 403(b) or Section 529 account that can not hold Reportable Funds; or (v) an Automatic Investment Account. However, at any time upon specific request of the CCO, copies of statements must be made available for review.
- **You must attach a copy of the most recent account statement(s) for any other Disclosable Account.**
- Do not leave blank. **Indicate "N/A" or "None" if appropriate.**
- Attach a separate sheet if necessary.

NAME OF BROKER DEALER, BANK, EMPLOYER, ETC.	ACCOUNT TITLE acct holder's name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER/ PLAN NUMBER
Ex: Acme Widget Company	Jane Smith (employee stock purchase plan account)	Spouse	xxx-xxxxx

October 2020 E-6

Appendix E
Table 6 – Other Securities/Holdings
Instructions:
Provide the information requested for any other Security in which you have a Beneficial Interest that is not held in an account listed in Tables 1 through 5. Examples may be investments in Private Placements (e.g., hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies) or paper stock certificates.
Do not leave blank. Indicate “N/A” or “None” if appropriate.
Attach a separate sheet if necessary.
NUMBER OF NAME OF RELATIONSHIP TICKER
NAME/TITLE SHARES / SECURITY if security owner is TYPE OF OR
OF SECURITY PRINCIPAL OWNER not the Access SECURITY CUSIP
AMOUNT Person
3. Outside Business Activities
Instructions:
Provide a list of all Outside Business Activities that that you are currently engaged in.
Do not leave blank. Indicate “N/A” or “None” if appropriate.
NAME OF ORGANIZATION DESCRIPTION OF DUTIES
October 2020 E-7

Appendix E
4. Attestation of Personal Disciplinary History
The following information is required in order to ensure that BGIM’s public disclosure document (Form ADV) is continuously up to date. (No information need be given with respect to minor traffic offenses).
Have you ever:
A(1) Yes No been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?
A(2) Yes No been charged with any felony?
B(1) Yes No been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
B(2) Yes No been charged with a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:
C(1) Yes No found you to have made a false statement or omission?
C(2) Yes No found you to have been involved in a violation of SEC or CFTC regulations or statute?
C(3) Yes No found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
C(4) Yes No entered an order against you in connection with investment-related activity?
C(5) Yes No imposed a civil money penalty on you, or ordered you to cease and desist from any activity?
Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
D(1) Yes No ever found you to have made a false statement or omission, or being dishonest, unfair, or unethical?
D(2) Yes No ever found you to have been involved in a violation of investment- related regulations or statutes?
October 2020 E-8

Appendix E

D(3)	☐ Yes	☐ No	ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
D(4)	☐ Yes	☐ No	in the past ten years, entered an order against you in connection with an investment-related activity?
D(5)	☐ Yes	☐ No	ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

Has any self-regulatory organization or commodities exchange ever:

E(1)	☐ Yes	☐ No	found you to have made a false statement or omission?
E(2)	☐ Yes	☐ No	found you to have been involved in a violation or its rules (other than a violation designated as a "minor rule violation" under a plan approved by the SEC)?
E(3)	☐ Yes	☐ No	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
E(4)	☐ Yes	☐ No	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

Please provide an explanation for any "Yes" responses above (attach a separate sheet if needed):

____

____

5. Conflicts of Interest Disclosure

Check "Yes" or "No" to each of the statements listed below.

	YES	NO	
a.	☐	☐	A member of my immediate family is employed by a broker-dealer
b.	☐	☐	A member of my immediate family is a director or executive officer of a publicly traded company
c.	☐	☐	I have formerly served as a director or executive officer of a publicly traded company
d.	☐	☐	A member of my immediate family has formerly served as a director or executive officer of a publicly traded company

October 2020 E-9

Appendix E
e. I am a direct owner of 5% or more of the voting securities of a publicly traded company
f. A member of my immediate family is a direct owner of 5% or more of the voting securities of a publicly traded company
g. I have a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company
h. A member of my immediate family has a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company
Please provide an explanation for any “Yes” responses above (attach a separate sheet if needed):
6 . Certification a. I hereby certify that I will comply with all applicable requirements of the BGIM Code of Ethics.
Specifically, I hereby certify that:
i I will not execute any Securities Transaction at a time when I possessed material non-public information regarding the Security or the issuer of the Security.
ii. I will not execute any Securities Transaction with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.
iii. I will not execute any Securities Transaction when I was in possession of non-public information to the effect that BGIM (i) was or may have been considering an investment in or sale of such Security on behalf of its clients, or (ii) had an open, executed, or pending portfolio transaction in such Security on behalf of its clients.
iv. I will not use my knowledge of the portfolio holdings of a Reportable Fund to engage in any trade or short-term trading strategy involving such Fund that may have conflicted with the best interests of the Fund and its shareholders.
v. I will obtain the required written approval prior to acquiring a Security in an IPO or Private Placement.
vi. I will report and acknowledge all Gifts and Business Entertainment received or given.
vii. I will obtain the required written approval prior to making a Political Contribution to any elected official or candidate.
b. I further certify that the information on this form is accurate, complete, and current in all material respects as of a date no more than 45 days prior to the date hereof.
October 2020 E-10

Appendix E
c. I have listed all Disclosable Accounts in which I have a Beneficial Interest as defined by the Code in Tables 1-6.
Access Person’s Name: Access Person’s Signature: Date: October 2020 E-11

Appendix F
Account Change Form
Name:
Department:
Opened Closed Changed
Brokerage Firm/Bank/Employer:
Account Number:
Account Name:
Brokerage Account Mutual Fund Only Managed Other : Opened Closed Changed Brokerage Firm/Bank/Employer:
Account Number:
Account Name:
Brokerage Account Mutual Fund Only Managed Other : Opened Closed Changed Brokerage Firm/Bank/Employer:
Account Number: Account Name:
Brokerage Account Mutual Fund Only Managed Other :
Access Person Signature Date
Compliance Approval Date
October 2020 F-1

Appendix G
Managed Account Certification
Instructions: Please complete the certification regarding the following investment account(s) that are maintained and managed on a discretionary basis by a third-party manager or trustee, and in which you have a beneficial interest:
Account Number Account Name Investment Manager
I HEREBY CERTIFY THAT:
1. I do not have any direct or indirect influence or control over the account(s);
2. I do not exercise any investment discretion over the account(s);
3. I do not direct purchases or sales of investments in the account(s);
4. I do not suggest purchases or sales of investments in the account(s);
5. I have no knowledge of, and am neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and
6. I have no right to intervene in the trustee or asset manager’s decisions.
Access Person’s Signature
Print Name
Date
Note: You will be asked to make this certification periodically going forward.
October 2020 G-1